Exhibit 8.1

List of Principal Subsidiaries of the Registrant

Subsidiaries	Place of Incorporation	Ownership Interest
Ipolloverse Cayman Ltd	Cayman Islands	70%
Ipollo Tech Ltd	Cayman Islands	100%
Nano Labs Inc	BVI	100%
Ipollo Tech Inc	BVI	100%
Nano Dstock Inc	United States	70%
Ipolloverse Tech Inc	BVI	70%
Nano Technology HK Limited	Hong Kong	100%
Nano Labs HK Limited	Hong Kong	100%
Ipollo HK Limited	Hong Kong	100%
Nano bit HK Limited	Hong Kong	100%
IPOLLO PTE. LTD.	Singapore	100%
Ipolloverse HK Limited	Hong Kong	70%
Haowei Technology (Shaoxing) Co., Ltd.	Shaoxing, China	100%
Zhejiang Haowei Technology Co., Ltd.	Hangzhou, China	100%
Zhejiang Metaverse Technology Co., Ltd.	Hangzhou, China	100%
Haoweiverse Technology (Shaoxing) Co., Ltd.	Shaoxing, China	65%
Metaski (Shaoxing) Technology Co., Ltd.	Shaoxing, China	100%
Metaverse (Shaoxing) Technology Co., Ltd.	Shaoxing, China	100%
Shenzhen Matamata Technology Co., Ltd.	Shenzhen, China	100%
Zhejiang Ipollo Technology Co., Ltd.	Hangzhou, China	100%
Metameta (Shaoxing) Technology Co., Ltd.	Shaoxing, China	100%
Hangzhou Meta Technology Co., Ltd.	Hangzhou, China	100%
Zhejiang Nanomicro Technology Co., Ltd.	Hangzhou, China	100%
Zhejiang NanoBlock Technology Co., Ltd.	Hangzhou, China	100%
Zhejiang Weike Technology Co., Ltd.	Hangzhou, China	100%
Shenzhen Matavos Technology Co., Ltd.	Shenzhen, China	100%
Zhejiang Boluoyuanzhua Technology Co., Ltd	Hangzhou, China	100%
Zhejiang Ipollo Metacomputing Co., Ltd.	Hangzhou, China	70%